CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Pre-effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 7, 2001, relating to the financial statements of AssetMark Funds which are also included in the Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA
May 11, 2001